EXHIBIT 3


                              COLLATERAL AGREEMENT


                                     made by


                               RECOTON CORPORATION



                         and certain of its Subsidiaries


                                   in favor of


                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent



                          Dated as of September 8, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINED TERMS....................................................1
     1.1      Definitions....................................................1
     1.2      Other Definitional Provisions..................................5

SECTION 2.    GRANT OF SECURITY INTEREST.....................................5
     2.1      Description of Collateral......................................5
     2.2      Grant of Security for First Priority Obligations...............6
     2.3      Grant of Security for Second Priority Obligations..............6
     2.4      Grant of Security for Third Priority Obligations...............6
     2.5      Creation of Liens..............................................7

SECTION 3.    REPRESENTATIONS AND WARRANTIES.................................7
     3.1      Title; No Other Liens..........................................7
     3.2      Priority of Liens..............................................7
     3.3      Chief Executive Office.........................................7
     3.4      Inventory and Equipment........................................8
     3.5      Farm Products..................................................8
     3.6      Pledged Securities.............................................8
     3.7      Accounts.......................................................8
     3.8      Intellectual Property..........................................8

SECTION 4.    COVENANTS......................................................9
     4.1      Delivery of Instruments and Chattel Paper......................9
     4.2      Maintenance of Property; Insurance.............................9
     4.3      Payment of Obligations........................................10
     4.4      Maintenance of Perfected Security Interests; Further
                Documentation...............................................10
     4.5      Changes in Locations, Name, etc...............................10
     4.6      Notices.......................................................11
     4.7      Indemnification. .............................................11
     4.8      Accounts......................................................11
     4.9      Pledged Securities............................................12
     4.10     Intellectual Property.........................................13

SECTION 5.    REMEDIAL PROVISIONS...........................................15
     5.1      Certain Matters Relating to Accounts..........................15
     5.2      Communications with Obligors; Grantors Remain Liable..........15
     5.3      Pledged Stock.................................................16
     5.4      Proceeds to be Turned Over To Collateral Agent................17
     5.5      Application of Proceeds.......................................17
     5.6      Code and Other Remedies.......................................17
     5.7      Registration Rights...........................................18
     5.8      Waiver; Deficiency............................................19

SECTION 6.    THE COLLATERAL AGENT..........................................19
     6.1      Collateral Agent's Appointment as Attorney-in-Fact, etc.......19
     6.2      Duty of Collateral Agent......................................21
     6.3      Execution of Financing Statements.............................21
     6.4      Authority of Collateral Agent.................................22

SECTION 7.    MISCELLANEOUS.................................................22
     7.1      Amendments in Writing.........................................22
     7.2      Notices.......................................................22
     7.3      No Waiver by Course of Conduct; Cumulative Remedies...........22
     7.4      Successors and Assigns........................................22
     7.5      Set-Off.......................................................22
     7.6      Counterparts..................................................23
     7.7      Severability..................................................23
     7.8      Section Headings..............................................23
     7.9      Integration...................................................23
     7.10     GOVERNING LAW.................................................23
     7.11     Submission To Jurisdiction; Waivers...........................24
     7.12     Acknowledgements..............................................24
     7.13     WAIVER OF JURY TRIAL..........................................24
     7.14     Additional Grantors...........................................25
     7.15     Releases......................................................25

          COLLATERAL AGREEMENT, dated as of September 8, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Creditors (as hereinafter defined).


                              W I T N E S S E T H:

          WHEREAS, the LIFO Lenders (such term, and the other capitalized terms used in these Recitals, having the meanings hereinafter referred to) have agreed to extend credit in an aggregate principal amount of up to $50,000,000 to Recoton Corporation, a New York corporation (the "BORROWER"), pursuant to the Credit Agreement dated as of September 8, 1999 (as amended and in effect from time to time, the "LIFO CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto as lenders (the "LIFO LENDERS"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "LIFO AGENT", and together with the LIFO Lenders and the LIFO Issuing Bank, the "LIFO CREDITORS");

          WHEREAS, in connection with the execution and delivery of the LIFO Credit Agreement, each Grantor (other than the Borrower) has entered into the Guarantee dated September 8, 1999 (as amended and in effect from time to time, the "LIFO GUARANTEE"), in favor of the LIFO Credit Agreement (for the benefit of the LIFO Lenders) guaranteeing the payment and performance obligations of the Borrower under the LIFO Credit Agreement;

          WHEREAS, the Existing Senior Creditors have extended credit to the Borrower pursuant to the Existing Credit Agreement and the Senior Note Agreements and, pursuant to the Existing Guarantees, the Guarantors have guaranteed the obligations of the Borrower thereunder.

          WHEREAS, it is a condition precedent to the effectiveness of the LIFO Credit Agreement and Master Restructuring Agreement and the transactions contemplated thereby that this Agreement be executed and delivered by the parties hereto in order to grant the Collateral Agent a first priority Lien to secure the LIFO Obligations and a second priority Lien to secure the Existing Senior Obligations;

          NOW, THEREFORE, in consideration of the premises and to induce the LIFO Agent and the LIFO Lenders to enter into the LIFO Credit Agreement and to induce the LIFO Lenders to make their respective extensions of credit to the Borrower and to induce the Secured Creditors to enter into the Master Restructuring Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Creditors, as follows:


                            SECTION 1. DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms used herein that are defined in Appendix A to the Master Restructuring Agreement shall have the meanings given to them therein, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

          (b) The following terms shall have the following meanings:

          "AGREEMENT": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL": as defined in Section 2 of this Agreement.

          "CONTRACTS": all contracts and agreements to which any Grantor is a party and the terms of which do not prohibit (unless such term is waived by the other party thereto) the granting by such Grantor of a security interest therein, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising out of or for breach or default in respect thereof and (c) all rights of such Grantor to exercise all remedies thereunder.

          "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent, in each case where any Grantor is a licensee under any such written agreement, the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited by such written agreement.

          "DEPOSIT ACCOUNTS": any bank account set forth on Schedule 1.13(b) to MRA Appendix B.

          "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTERCOMPANY NOTE": any Note from any Subsidiary to the Borrower, the Borrower to any Subsidiary or any Subsidiary to any other Subsidiary.

          "ISSUER": any Person identified on Schedule 2 attached hereto as an issuer of Pledged Stock.

          "MASTER RESTRUCTURING AGREEMENT": as defined in the recitals hereto.

          "NY UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "OBLIGATIONS": the First Priority Obligations, and the Second Priority Obligations and the Third Priority Obligations.

          "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6, to the extent, in each case where any Grantor is a grantee under any such agreement, the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited by such agreement.

          "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business or promissory notes made by employees in favor of any Grantor in an aggregate amount not to exceed $2,000,000) or any Investment Property.

          "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect or any Investment Property, PROVIDED that, in any case "Pledged Stock" shall not include more than 65% of each class of Capital Stock of any First Tier Excluded Foreign Subsidiary and shall not include any of the Capital Stock of RAC-FSC.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "SECURED OBLIGATIONS": First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations.

          "SECURITIES ACT": the Securities Act of 1933, as amended.

          "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

          "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in SCHEDULE 6, to the extent, in each case where any Grantor is a grantee under any such agreement, the grant by such Grantor of a security interest pursuant to this Agreement is not prohibited by such agreement.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                      SECTION 2. GRANT OF SECURITY INTEREST

          2.1 DESCRIPTION OF COLLATERAL. All of the following property now owned or at any time hereafter acquired by any Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred as the "COLLATERAL":

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Collateral Accounts (and all cash, money and instruments at any time on deposit in the Collateral Accounts, all investments made and interest earned in respect of such cash and monies and all proceeds of any of the foregoing);

          (d) all Copyrights;

          (e) all Copyright Licenses;

          (f) all Deposit Accounts;

          (g) all Documents;

          (h) all Equipment;

          (i) all General Intangibles;

          (j) all Instruments (including, without limitation, Instruments representing other Collateral or evidencing Proceeds thereof);

          (k) all Intellectual Property (to the extent assignable);

          (l) all Inventory;

          (m) all Investment Property;

          (n) all Patents;

          (o) all Patent Licenses;

          (p) all Pledged Securities;

          (q) all Trademarks;

          (r) all Trademark Licenses;

          (s) all books and records pertaining to the Collateral; and

          (t) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

          2.2 GRANT OF SECURITY FOR FIRST PRIORITY OBLIGATIONS. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Priority Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the First Priority Obligations, a first priority security interest in the Collateral.

          2.3 GRANT OF SECURITY FOR SECOND PRIORITY OBLIGATIONS. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Second Priority Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the Second Priority Obligations, a second priority security interest in the Collateral.

          2.4 GRANT OF SECURITY FOR THIRD PRIORITY OBLIGATIONS. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Third Priority Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the Third Priority Obligations, a third priority security interest in the Collateral.

          2.5 CREATION OF LIENS. As set forth in the separate granting clauses contained in subsections 2.1 through 2.3 above, it is the intent of the Grantor, the LIFO Lenders, the LIFO Agent and the Collateral Agent that this Agreement shall create three separate and distinct Liens in favor of the Collateral Agent, for the benefit of the holders of the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations, as the case may be.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce (i) the LIFO Agent and the LIFO Lenders to enter into the LIFO Credit Agreement, (ii) the LIFO Lenders to make their respective extensions of credit to the Borrower thereunder, and (iii) the Existing Senior Creditors to restructure and modify their Existing Senior Obligations provided in the Master Restructuring Agreement, each Grantor hereby represents and warrants to the Secured Creditors that:

          3.1 TITLE; NO OTHER LIENS. Except for the separate and distinct security interests granted to the Collateral Agent pursuant to this Agreement and the other Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement or as are permitted pursuant to the LIFO Credit Agreement and MRA Appendix B.

          3.2 PRIORITY OF LIENS. Other than with respect to any Collateral in which a security interest cannot be perfected by any action within the United States, the security interests granted pursuant to this Agreement (a) upon delivery to the Collateral Agent of stock certificates or other documents representing the Pledged Stock (together with undated stock powers duly executed in blank relating thereto), delivery to the Collateral Agent of the Pledged Notes, duly endorsed in blank by the appropriate Grantor and completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral located in the United States in favor of the Collateral Agent, for the ratable benefit of the Secured Creditors, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (except, in each case, under the circumstances provided to the contrary in the Code or in the Uniform Commercial Code in effect in any applicable jurisdiction) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Permitted Liens which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on SCHEDULE 7.

          3.3 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or principal place of business are specified on SCHEDULE 4.

          3.4 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on SCHEDULE 5.

          3.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          3.6 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged or to be pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          3.7 ACCOUNTS. (a) No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

          (b) The place where each Grantor keeps its records concerning its Accounts is at its chief executive office specified in Section 3.3 or at the Borrower's corporate headquarters.

          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate in all material respects.

          3.8 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property that are registered Copyrights, Copyright Licenses, Patents, patent applications, Patent Licenses, registered Trademarks, Trademark Licenses and other material Trademarks currently in use owned by such Grantor in its own name on the date hereof.

          (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best of such Grantor's knowledge, does not infringe in any material respect the intellectual property rights of any other Person, subject to the disclosure made in SCHEDULE 6.

          (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) Except as disclosed in SCHEDULE 6, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof
(i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.


                              SECTION 4. COVENANTS

          Each Grantor covenants and agrees with the Collateral Agent and the Secured Creditors that, from and after the date of this Agreement until the Obligations shall have been paid in full and this Agreement shall have terminated and the security interests created hereby shall have been released:

          4.1 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper not constituting Investment Property, such Instrument or Chattel Paper shall promptly be delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

          4.2 MAINTENANCE OF PROPERTY; INSURANCE. (a) Such Grantor will maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which policies, within 30 days after the Restructuring Effective Date, shall name the Collateral Agent as a loss payee for the proceeds of any such policy covering damage to tangible Property of the Borrower and its Subsidiaries; and furnish to the Collateral Agent or any Secured Creditor at the Borrower's expense, upon such Person's written request, full information as to the insurance carried.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as an additional insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause, (iv) be from an insurer and in amounts reasonably satisfactory to the Collateral Agent and (v) be reasonably satisfactory to the Collateral Agent in all other material respects.

          (c) Such Grantor shall annually deliver to the Collateral Agent and the Secured Creditors a renewal notice of a reputable insurance broker with respect to such insurance at least 15 days prior to the expiration of such insurance and reports of a reputable insurance broker with respect to such insurance as the Collateral Agent may from time to time reasonably request.

          4.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such payment thereof could not reasonably be expected to result in a Material Adverse Effect.

          4.4 MAINTENANCE OF PERFECTED SECURITY INTERESTS; FURTHER DOCUMENTATION. (a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests (to the extent the security interests in such Collateral can be perfected by filing of one or more financing statements or by possession of such Collateral by the Collateral Agent) having at least the priority described in Section 3.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, except for Permitted Liens.

          (b) Such Grantor will furnish to the Collateral Agent and the Secured Creditors from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          4.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except in the case of clause (i) below upon 10 days' prior written notice (or in the case of Inventory to be located at a location owned or leased by a non-Grantor, 15 days' subsequent written notice) and in the case of clause (ii) upon 30 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;

          (ii) change the location of its chief executive office or principal place of business, as the case may be or jurisdiction of organization, from that referred to in Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

          4.6 NOTICES. Such Grantor will advise the Collateral Agent and the Secured Creditors promptly after obtaining knowledge, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Permitted Liens) on, or claim against, any of the Collateral of which it becomes aware; and

          (b) the occurrence of any other event of which it becomes aware which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby taken as a whole.

          4.7 INDEMNIFICATION. Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Creditors harmless from, any and all liabilities, reasonable costs and expenses.(including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (iii) in connection with any of the transactions contemplated by this Agreement.

          4.8 ACCOUNTS. (a) Other than in the ordinary course of business (including sales incentive programs) and consistent with the Grantor's past practices, but subject to reasonable business judgment standards, such Grantor will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account,
(iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof except to the extent such actions are reflected in applicable reserves.

          (b) Such Grantor will deliver to the Collateral Agent a copy of each written demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount (for the Grantors as a whole) of the then outstanding Accounts.

          (c) The amount represented by each Grantor to the Collateral Agent as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder (except for de minimis or immaterial inaccuracies).

          (d) Without the prior written consent of the Collateral Agent, the Grantors will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), unless any such failure could not reasonably be expected to materially adversely affect the value of such Account as Collateral or in the exercise of such Grantor's reasonable business judgment, the exercise of such rights would not be commercially reasonable in light of the amount of the relevant Account (taking into consideration the business relationship with the relevant account debtor).

          (e) The Grantors will not remove its books and records from the location specified in paragraph 3.7(b) (unless the Collateral Agent is given 30 days prior written notice).

          (f) In any suit, proceeding or action brought by the Collateral Agent or any Secured Creditor under any Account for any sum owing thereunder, or to enforce any provisions of any Contract, the relevant Grantor will save, indemnify and keep the Collateral Agent and such Secured Creditor harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Grantor.

          4.9 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer or any Investment Property, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Creditors, hold the same in trust for the Collateral Agent and the Secured Creditors and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, PROVIDED, HOWEVER, that in no event shall the amount of Pledged Stock held by the collateral Agent hereunder exceed 65% of each class of Capital Stock of any First Tier Excluded Foreign Subsidiary. After the occurrence and during the continuance of a Default or Event of Default, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) except as permitted by the Credit Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the LIFO Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or otherwise permitted by the LIFO Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.9(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 of this Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.3(c) or
5.7 of this Agreement with respect to the Pledged Securities issued by it.

          4.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods, if any, or services as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products, if any, and services offered under such Trademark except as such Grantor shall determine in the exercise of its reasonable business judgment in connection with the repositioning of its products, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do (and use commercially reasonable efforts to prevent any licensee or sublicensee thereof from doing) any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way if such invalidity or impairment would have a Material Adverse Effect.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public if such act would have a Material Adverse Effect.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not do (and will use commercially reasonable efforts to prevent any licensee or sublicensee thereof from doing) any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired if such invalidity or impairment would have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person if such infringement could reasonably be expected to have a Material Adverse Effect.

          (e) Such Grantor will promptly notify the Collateral Agent if it knows of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, such Grantor shall report such filing to the Collateral Agent as required pursuant to the LIFO Credit Agreement. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Secured Creditors' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, unless the failure to take such action is not reasonably likely to result in a Material Adverse Effect.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          (i) Nothing contained in this Section 4.10 shall operate or be construed to require any Grantor to initiate or file any new applications to register any Trademark or Copyright.


                         SECTION 5. REMEDIAL PROVISIONS

          5.1 CERTAIN MATTERS RELATING TO ACCOUNTS. (a) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause its independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (b) At the Collateral Agent's request at any time after the occurrence and during the continuance of a Default or Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts, though such Grantor may retain copies thereof for its records.

          5.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Accounts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts.

          (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Creditor of any payment relating thereto, nor shall the Collateral Agent or any Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the LIFO Credit Agreement, this Agreement or the Master Restructuring Agreement.

          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Collateral Agent may determine in accordance with the Master Restructuring Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Issuer acknowledges and consents to the pledge herein of the Pledged Stock issued by it. Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

          5.4 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent and the Secured Creditors specified in Section
5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Creditors, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in the Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Creditors) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

          5.5 APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in the Collateral Account in payment of the Obligations in accordance with Section 4.3 of the Master Restructuring Agreement.

          5.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or any notice otherwise expressly required in the LIFO Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent, or any Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Creditors hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect in accordance with the Master Restructuring Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          5.7 REGISTRATION RIGHTS. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 5.6 or otherwise hereunder, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent and the Secured Creditors, that the Collateral Agent and the Secured Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Operative Agreement.

          5.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Creditor to collect such deficiency.


                         SECTION 6. THE COLLATERAL AGENT

          6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the case of any Account, at any time when any Event of Default shall have occurred and is continuing, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Creditors' security interests in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Creditors' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the LIFO Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Creditors hereunder are solely to protect the Collateral Agent's and the Secured Creditors' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers. The Collateral Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the Secured Creditors, be governed by the Master Restructuring Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 7. MISCELLANEOUS

          7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written agreement executed by the Collateral Agent (at the direction of the Directing Party) and each Grantor directly affected thereby.

          7.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 8.6 of the Master Restructuring Agreement at the addresses set forth on Schedule 1 hereto.

          7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Creditor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          7.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent, the Secured Creditors and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

          7.5 SET-OFF. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Creditor at any time and from time to time during the continuance of an Event of Default, without prior notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Creditor to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Creditor may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Creditor hereunder and claims of every nature and description of the Collateral Agent or such Secured Creditor against such Grantor, in any currency, whether arising hereunder or under any Operative Agreement, or otherwise, as the Collateral Agent or such Secured Creditor may elect, whether or not the Collateral Agent or any Secured Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Creditor shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Creditor of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Creditor under this Section 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Creditor may have.

          7.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.8 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          7.9 INTEGRATION. This Agreement and the Operative Agreements represent the agreement of the Grantors, the Collateral Agent and the Secured Creditors with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Creditor relative to subject matter hereof and thereof not expressly set forth or referred to herein, or in any Operative Agreement.

          7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          7.11 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          7.12 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Operative Agreements to which it is a party;

          (b) neither the Collateral Agent nor any Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any other Operative Agreement and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Operative Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.

          7.13 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.14 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Subsection 1.14(e) of MRA Appendix B shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          7.15 RELEASES. (a) At such time as the Obligations shall have been paid in full or cash collateralized, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Operative Agreements, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Operative Agreements; PROVIDED that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Operative Agreements.


          IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

                                    RECOTON CORPORATION



                                    By:  /S/ STUART MONT
                                          Name: Stuart Mont
                                          Title: Chief Operating Officer
                                                 Executive Vice President


                                    SUBSIDIARIES

                                    Christie Design Corporation, a Delaware
                                      corporation
                                    InterAct Accessories, Inc., a Delaware
                                      corporation
                                    Recoton Audio Corporation, a Delaware
                                      corporation
                                    ReCone, Inc., a Delaware corporation
                                    Recoton Home Audio, Inc., a
                                      California corporation
                                    Recoton Japan, Inc., an Illinois corporation
                                    Recoton International Holdings, Inc., a
                                      Delaware corporation
                                    Recoton European Holdings, Inc., a
                                      Delaware corporation
                                    AAMP of Florida, Inc., a Florida corporation



                                    By:  /S/ STUART MONT
                                         Name: Stuart Mont
                                         Title:   Vice President

                                                                      Annex 1 to
                                                            COLLATERAL AGREEMENT



          ASSUMPTION AGREEMENT, dated as of ________________, _____, made by ______________________________, a ______________ corporation (the "ADDITIONAL
GRANTOR"), in favor of THE CHASE MANHATTAN BANK, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Creditors. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.


                              W I T N E S S E T H :


          WHEREAS, the LIFO Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement and to the Collateral Agency Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement and the Collateral Agency Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder and to the Collateral Agency Agreement, in each case with the same force and effect as if originally named therein as a Grantor or a party thereto and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor under the Collateral Agreement and a party to the Collateral Agency Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

-------------
*    Refer to each Schedule which needs to be supplemented.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]



                                        By:
                                             Name:
                                             Title:

                           ACKNOWLEDGMENT AND CONSENT*


     The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of September 8, 1999 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Creditors as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

     3. The terms of Sections 5.3 and 5.7 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.3 or 5.7 of the Agreement.

                                       [NAME OF ISSUER]



                                       By ----------------------------
                                          Name:
                                          Title:

                                       Address for Notices:


                                       -------------------------------
                                       -------------------------------
                                       Fax: --------------------------


* To be delivered by any Issuer which is not party to this Guarantee and Collateral Agreement.